EXHIBIT 4.1

COMMON STOCK                                                        COMMON STOCK

INCORPORATED UNDER THE LAWS                                     CUSIP P5744 10 2
      OF BARBADOS                            SEE REVERSE FOR CERTAIN DEFINITIONS

NUMBER                                                                    SHARES

                               INTERPOOL LIMITED

THIS CERTIFIES THAT

IS THE OWNER OF

                              CERTIFICATE OF STOCK

fully paid and non-assessable shares of the common stock of Interpool Limited, no par value, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:

COUNTERSIGNED AND REGISTERED:
     AMERICAN STOCK TRANSFER & TRUST COMPANY
               TRANSFER AGENT AND REGISTRAR


By: AUTHORIZED SIGNATURE
                        /s/ Arthur L. Burns      /s/ Martin Tuchman
                      ---------------------    ---------------------------------
                            SECRETARY       CHAIRMAN OF THE BOARD OF DIRECTORS
                                                AND CHIEF EXECUTIVE OFFICER
                                                          [SEAL]

The shares of Common Stock represented by this certificate are subject to restrictions on transfer. In order to maintain the Company's status as a Barbados International Business Company, not more than 10% of the capital stock of the Company may be held by persons who are residents of the Caricom region, which includes Barbados and 11 other island nations in the Caribbean. No allotment or transfer of shares of Common Stock shall be made and no transfer of shares shall be registered, if such allotment or transfer would disqualify the Company from being a Barbados International Business Company, and any such allotment or registration is deemed to be null and valid.

          A full statement of the terms and conditions as to voting powers and of the limitations, conditions, preferences, qualifications and special and relative rights with respect to each class of stock of the Corporation will be furnished by the Corporation, without charge to any stockholder who so requests, upon application to the Transfer Agent named on the Face hereof or to the office of the Corporation, attention Secretary.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - __________Custodian__________
                     (Cust)              (Minor)
                     under Uniform Gifts to Minors
                     Act__________________________
                              (State)

    Additional Abbreviations may also be used though not in the above list.

For Value Received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________


__________________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________________________Attorney
to transfer the said stock on the Books of the within named Corporation with full power of substitution in the premises.

     Dated_________________________

                                   _____________________________________________

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKER, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17 AD-15.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.